UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2006

GOAMERICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29359	22-3693371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 HACKENSACK AVENUE, HACKENSACK, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 996-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM. 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 1, 2006, GoAmerica, Inc. (the “Company”) announced its receipt of a letter from Hands On, dated March 1, 2006, in which Hands On purportedly terminated the merger agreement among the parties. Hands On stockholders had approved the proposed merger with GoAmerica at special Hands On stockholder meetings held on February 22, 2006. A Special Meeting of GoAmerica Stockholders relating to the Company’s proposed merger with Hands On was scheduled for March 13, 2006, adjourned from February 27, 2006 in order to allow GoAmerica to achieve a quorum with respect to the Special Meeting. As of March 6, 2006, the Company had achieved a quorum and received votes overwhelmingly in favor of the Hands On merger. Subsequent discussions between the parties did not provide a basis to pursue the merger.

The Company has issued a press release regarding its cancellation of its Special Meeting of Stockholders and its determination not to pursue its proposed merger with Hands On, a copy of which is filed with this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press Release of GoAmerica, Inc. dated March 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOAMERICA, INC.

By:	/s/ Daniel R. Luis
Daniel R. Luis
Chief Executive Officer

Dated: March 7, 2006

Exhibit Index

Exhibit 99.1 Press Release of GoAmerica, Inc. dated March 7, 2006